EXHIBIT 23.4


Chartered Accountants and
Registered Auditors
Deloitte & Touche House
Eartsfort Terrace
Dublin 2
Ireland

Tel: + 358 (1) 417 2200
Fax: + 358 (1) 417 2300                                                 DELOITTE
www.deloitte.te                                                         & TOUCHE


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-57928 of Measurement Specialties, Inc. of our report dated May 25, 2001 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





/s/ Deloitte & Touche

DELOITTE & TOUCHE

Dublin, Ireland
August 1, 2001